UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Angeion Corporation
(Name of Registrant as Specified In Its Charter)

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ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

(651) 484-4874

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 25, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders of Angeion Corporation (the “Company”) will be held at Angeion’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Thursday, May 25, 2006 at 2:30 p.m. local time, for the following purposes:

1.     To elect four directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

2.     To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending October 31, 2006; and

3.     To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Since a majority of the outstanding shares of the Company’s common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

/s/ Rodney A. Young
Rodney A. Young
Director, President and Chief Executive Officer

Saint Paul, Minnesota

April 14, 2006

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

The Board of Directors of Angeion Corporation, a Minnesota corporation (the “Company”), is soliciting your proxy for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, May 25, 2006, and at any adjournment or postponement thereof.  This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about April 14, 2006.

GENERAL INFORMATION

Voting

Each share of the Company’s common stock is entitled to one vote.  You may vote your shares in person by attending the Annual Meeting or you may vote by proxy.  If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet.

The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed.  If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares FOR each of the directors nominated by the Board of Directors in Proposal 1 — Election of Directors and FOR Proposal 2 — Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for the fiscal year ending October 31, 2006.

Quorum and Vote Requirements

The total number of shares outstanding and entitled to vote at the meeting as of March 31, 2006 consisted of 3,623,352 shares of common stock, $.10 par value.  Each share of common stock is entitled to one vote.  Only shareholders of record at the close of business on March 31, 2006 will be entitled to notice of, and to vote at, the Annual Meeting.  A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.  If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against such matter.  If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.  Other business as may properly come before the Annual Meeting will be approved by the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking a Proxy

If you give a proxy and later wish to revoke it before it is voted, you may do so by (1) sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement, (2) submitting a properly signed proxy with a later date, or (3) voting in person at the Annual Meeting.  A proxy not properly revoked will be voted as indicated on such proxy.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Company’s Bylaws, as amended and restated, provide that the Board of Directors shall consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three nor more than seven directors.  The Board of Directors has currently set the number of directors at four.  Four directors will be elected at the 2006 Annual Meeting.  Each director will serve until the regular meeting of the shareholders or until a successor has been duly elected and qualified, unless the director retires, resigns, dies, or is removed.  Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

It is intended that proxies will be voted for the named nominees.  Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years.  The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees.  The nominees listed below have consented to serve if elected.  If the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

The following table sets forth certain information regarding the Company’s directors as of March 31, 2006.

Name of Director

Age

Principal Occupation

Director Since

Arnold A. Angeloni	63	Chairman of the Board of Angeion, CEO and President of Northcott Hospitality International	1990

K. James Ehlen, M.D.	61	Chairman of Halleland Health Consulting Group	2005

John C. Penn	66	Chairman of Intek Plastics, Inc.	2000

Rodney A. Young	51	President and Chief Executive Officer of the Company	2004

Other Information about Directors

Arnold A. Angeloni is Chairman of Angeion Corporation and has served since July 2004 as the CEO and President of Northcott Hospitality International, a rapidly growing company in the hospitality industry and franchisor of the AmericInn® lodging system.  Previously, he was President of Gateway Alliance LLC, an integrated business incubator for identifying, creating, and providing operational support for start-up ventures.  From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, including President of the Check Printing and Business Systems Divisions.

K. James Ehlen, M.D. is currently Chairman of Halleland Health Consulting Group, a Minneapolis-based health consulting firm focusing on health and wellness, improving governance in health care organizations, and assisting early stage organizations to move forward successfully.  From August 2005 through March 2006, Dr. Ehlen served as interim Chief Executive Officer of Intrepid USA Healthcare, a Minnesota -based home health care provider.  From February 2001 to February 2003, Dr. Ehlen served as Chief, Clinical Leadership for Humana Inc., a national managed care organization.  He was Executive Leader of Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000.  Beginning in 1988, Dr. Ehlen served in a series of executive roles beginning with CEO of Medica Health Plans through March of 1994.  He then became founder and co-CEO of Allina Health System in 1994 and served through June 1999.  He is currently serving on the board of several organizations including GelStat, Inc., Cardtronic Technology, Inc., Transoma Medical, and Health Fitness Corporation.  He is a long-standing member of the American College of Physician Executives.

John C. Penn served as Chairman and CEO of Intek Plastics, Inc., a privately owned plastic extruder located in Hastings, Minnesota from March 2003 until January 2006 when he began serving only as Chairman.  Mr. Penn also served as Vice Chairman and Chief Executive Officer of the Satellite Companies from 1998 to March 2003.  From 1990 to 1997, Mr. Penn was the President and Chief Executive Officer of Centers for Diagnostic Imaging.  Previously, he served in a senior management capacity in various manufacturing companies.  Mr. Penn serves on the board of Health Fitness Corporation and serves and has served on the Board of Directors of several private corporations.  He also served as a director of Medical Graphics from December 1996 to December 1999.

Rodney A. Young has over 25 years in the medical device, manufacturing and pharmaceutical fields.  Prior to joining Angeion Corporation as Executive Vice President in July 2004, Mr. Young had served as a consultant to healthcare organizations since July 2003.  Prior to consulting, for seven years he served as Chairman, Chief Executive Officer and President of LecTec Corporation, a Minneapolis, Minnesota-based, publicly-held developer, manufacturer and marketer of medical devices and direct to the consumer over-the-counter pharmaceutical products.  On November 1, 2004, he was appointed as the President, Chief Executive Officer and a director of Angeion Corporation.

Prior to LecTec Corporation, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division.  Prior to Baxter, Mr. Young held several positions within 3M Company’s Medical Product Division in sales, marketing and corporate business management.  Mr. Young started his career with The Upjohn Pharmaceutical Company.

Mr. Young also serves as a director of Health Fitness Corporation and Possis Medical, Inc. as well as not-for-profit Delta Dental Plan of Minnesota.  Mr. Young earned his Bachelor of Science degree in business administration from Truman University in Kirksville, Missouri and attended Lewis University, Joliet, Illinois for graduate business studies.

Management Recommends a Vote “For”
the Election of the Nominees

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction and Proposed Amendment

At the Annual Meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of KPMG LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2006 and to perform other accounting services as determined by the Company’s Audit Committee.

Independent Accountants

KPMG LLP has served as independent registered public accounting firm for the Company for a number of years, including the years ended October 31, 2005 and 2004.  The Company’s Audit Committee has selected KPMG LLP to serve as independent registered public accounting firm for fiscal year 2006.

KPMG LLP has provided to the Audit Committee the written disclosures regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  Representatives of KPMG LLP are expected to be present at the Annual Meeting.  They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the years ended October 31, 2005 and 2004, and fees billed for other services rendered by KPMG LLP:

	Year Ended October 31, 2005	Year Ended October 31, 2004
Audit fees	$120,900	$97,000

Audit-related fees	—	7,000

Tax fees	—	34,225

All other fees	—	2,500

	$120,900	$140,725

(1)   Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements, reviews of financial statements included in quarterly reports on Form 10-QSB and fees for services related to the Company’s responses to comment letters received from the Securities and Exchange Commission.

(2)   Audit-related fees consist of fees for audits of the Company’s 401(k) savings plan.

(3)   Tax fees consist of fees for tax consultation and tax compliance services, including assistance regarding federal and state tax compliance.

(4)   All other fees for 2004 consist of fees for services related to the Company’s assessment of net operating loss carry over.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis.  In connection with the approval of the annual Audit Services and related fees, the Audit Committee also pre-approves certain Audit-Related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit.  All of the services provided by the independent auditor during 2005 and 2004, including services related to the Audit-Related fees and Tax Fees, have been approved by the Audit Committee under its pre-approval process.  The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of KPMG LLP and determined that such services did not adversely affect the independence of KPMG LLP.

Audit Committee Pre-Approval Procedures

The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting.  The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company’s independent registered public accounting firm relating to internal controls.  These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management.  Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

The Board of Directors of the Company Recommends a Vote “For”
the Proposal to Ratify the Appointment of KPMG LLP

CORPORATE GOVERNANCE AND BOARD MATTERS

General

The Board of Directors is committed to sound and effective corporate governance practices.  We continue to review our governance policies and practices, the provisions of the Sarbanes-Oxley Act of 2002, the recently adopted and proposed rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to the Company.

Code of Ethics and Business Conduct

The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, chief financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.

We currently make our governance policies and procedures, as well as our current committee charters, available to the public on our website: www.angeion.com.

The Board, Board Committees and Meetings

Meeting Attendance.  The Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval.  Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During the fiscal year ended October 31, 2005, the Board of Directors held eleven meetings.  Each of the directors attended at least 75% of the meetings of the Board and committees on which he served.  All of our directors then serving and all persons then nominated for election as a director attended our 2005 Annual Meeting of Shareholders.  At its regularly scheduled meetings, the Company’s directors meet in executive session without the Chief Executive Officer present.

Committees of the Board of Directors. The Board of Directors has established an Audit Committee, Compensation Committee and a Governance/Nominating Committee.  The composition and function of each Committee is set forth below:

Director	Audit	Compensation	Governance/ Nominating
Arnold A. Angeloni	X	Chair	Chair
John C. Penn	Chair	X	X
K. James Ehlen, M.D.	X	X	X
Rodney A. Young

Audit Committee.  The Audit Committee operates under a written charter adopted effective June 1, 2000, as amended through June 2, 2003.  The Audit Committee reviews the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent registered public accounting firm, reviews the Company’s audited consolidated financial statements prior to release to the public and conducts discussions with the Company’s independent registered public accounting firm each quarter in connection with their quarterly review.  KPMG LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.  Each of the members of the Audit Committee is independent as defined by the rules of the Nasdaq Stock Market and the SEC.  The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that John C. Penn qualifies as an audit committee financial expert to meet the SEC definition of an “audit committee financial expert.”  The Audit Committee held seven meetings during fiscal 2005.  The report of the Audit Committee is set forth below.

Compensation Committee.  The Compensation Committee operates under a written charter and, among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer.  The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s 2002 Stock Option Plan.  The charter of the Compensation Committee requires that this Committee consist of no fewer than two board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.  Each member of the Company’s Compensation Committee meets these requirements.  The Compensation Committee held two meetings during fiscal 2005.  The report of the Compensation Committee is set forth below.

Governance/Nominating Committee.  The Governance/Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of Board committees, facilitating Board self-assessment and reviewing and advising regarding strategic direction and strategic management.  The Committee operates under a charter approved by the Board and each of its members is independent under Nasdaq listing standards.  The Governance/Nominating Committee held two meetings during fiscal 2006.  The Charter of the Governance/Nominating Committee and the Angeion Corporation Governance Guidelines as in effect as of April 11, 2006 are posted on the Company’s website at www.angeion.com.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in SEC Rule 10A-3 under the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Market.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each director and director nominee and has determined that Messrs. Angeloni, Ehlen and Penn are each “independent” under SEC Rule 10A-3 and an “independent director” under the rules of the Nasdaq Stock Market.

Director Nominations

The independent members of the Board of Directors are responsible for considering and selecting the nominees for election as directors at annual shareholder meetings.  The Board believes a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be an “independent director” as defined by the rules of the SEC and the Nasdaq Stock Market, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Board believes that one or more of the Company’s directors should possess certain specific qualities or skills.  These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Board has established a governance/nominating committee comprised of independent directors to serve as the standing committee responsible for considering and recommending director nominees to the full Board.  The Company does not currently have a procedure for shareholders nomination of directors because the Company has not received a shareholder nominee for election as a director in the past ten years.

During fiscal 2005, the Nominating Committee reviewed the composition of the existing board of directors and recommended that, given his medical background and experience in health and wellness, that the full board add K. James Ehlen, M.D. to the Board.  Dr. Ehlen was then elected to the Board in August.

Compensation of Directors

During 2005, the Board of Directors adopted a new policy for cash and equity compensation to be paid to members of the Board of Directors and committees of the Board of Directors effective as of September 15, 2005.  This compensation policy is in line with compensation paid to directors of comparable companies, recognizes the workload and responsibilities of the board and committee members and will enable Angeion to attract qualified directors when needed.  The board compensation plan is detailed as follows:

(1)           Each non-employee director will receive a quarterly retainer of $3,000 and $1,000 for each meeting attended in person or telephonically.

(2)           Each non-employee member of each standing committee will receive an additional fee of $500 for each meeting attended in person or telephonically.

(3)           Each non-employee director will receive an annual stock option grant for 15,000 shares.

(4)           Upon appointment, each new non-employee director will receive a one-time stock option grant for 10,000 shares.

(5)           Each non-employee director is reimbursed for out-of-pocket expenses incurred on behalf of the Company

Stock Options.  On September 15, 2005, in recognition of service of the Company’s non-employee directors, the Company granted ten-year stock options to the following non-employee directors or, in the case of non-employee director Jeffrey T. Schmitz, the option was granted to his employer, Deephaven Capital Management.  Mr. Schmitz resigned as a director of the Company on January 5, 2006.  Dr. K. James Ehlen received an initial stock option grant upon his appointment to the board of directors on August 30, 2005.  Each of the other directors also received an initial option grant upon adoption of the policy to grant initial options to new directors.

Name	Date of Grant	Number of Securities Underlying Options	Exercise Price Per Share ($)

Arnold A. Angeloni	9/15/05	25,000	6.23

K. James Ehlen, M.D.	9/15/05	10,000	6.23

John C. Penn	9/15/05	25,000	6.23

Deephaven Capital Management	9/15/05	25,000	6.23

The exercise price of each option granted to the non-employee directors is equal to or greater than the fair market value of the common stock on the date of grant.  Each option is fully exercisable as of the date of grant.  All options granted under the Plan to non-employee directors are non-qualified stock options.

Report of Audit Committee

The members of the Audit Committee are Messrs. Penn (Chair) and Angeloni and Ehlen.

Among its other functions, the Audit Committee selects the Company’s independent registered public accounting firm, reviews the internal and external financial reporting of the Company, reviews the scope of the independent audit, reviews all non-audit services provided by the auditors, approves auditor fees and determines auditor independence.  The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.

In accordance with its charter, the Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP.  The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

KPMG LLP provided to the Committee the written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  This information was discussed with KPMG LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended October 31, 2005 as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Arnold A. Angeloni	K. James Ehlen, M.D.	John C. Penn (Chair)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2006 concerning beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and (iv) all executive officers and directors of the Company, as a group.  Unless otherwise indicated, all persons listed below may be reached at the Company’s office.

Name of Beneficial Owner	Shares Beneficially Owned	Options Exercisable Within 60 Days	Total (1)	Percent of Class
Deephaven Capital Management, LLC (2) 130 Cheshire Lane Minnetonka, MN 55305	816,307	39,000	855,307	23.4%

Arnold A. Angeloni (3)	3,817	39,000	42,817	1.2%

K. James Ehlen, M.D. (3)	—	10,000	10,000	*

Dale H. Johnson (4)	7,000	30,300	37,300	1.0%

John C. Penn (3)	3,105	39,000	42,105	1.1%

Rodney A. Young(3)(4)	5,000	107,000	112,000	3.0%

All executive officers and directors as a group (5 persons)	18,922	225,300	244,222	6.3%

*Indicates ownership of less than one percent.

(1)   Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)   Based on Forms 4 filed by Deephaven Capital Management, LLC.

(3)   Serves as a director of the Company and nominated for election to the Board of Directors.

(4)   Serves as an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended October 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Young was late in filing his Statement of Changes in Beneficial Ownership on Form 4 to report the purchase of common stock on March 22, 2005.

Equity Compensation Plan Information

The following table provides information as of October 31, 2005 with respect to the shares of the Company’s common stock that may be issued under its equity compensation plan.  The Company has one equity compensation plan, its 2002 Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	697,800	$4.78	102,200

Equity compensation plans not approved by security holders	—	—	—

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is biographical and other information on the current executive officers of the Company.  Mr. Young’s biographical information is set forth above under “Information About Directors.”

Name of Officer

Age

Title

Rodney A. Young	51	President and Chief Executive Officer

Dale H. Johnson	61	Chief Financial Officer

Dale H. Johnson, CPA, inactive, was appointed Chief Financial Officer in January 2000.  Prior to joining the Company, Mr. Johnson served as the Chief Financial Officer of Medical Graphics from March 1997 to December 1999.  From 1995 to 1997, Mr. Johnson served as a consultant to various companies in financial distress.  From 1994 to 1995, he served as Chief Financial Officer to Larson Companies, a privately owned group of heavy truck dealerships.  From 1991 to 1994, he served as Chief Financial Officer to National Marrow Donor Program.  From 1971 to 1986, he served as Chief Financial Officer for the Pepsi subsidiary of MEI Corporation.  In 1986, PepsiCo, Inc. acquired MEI Corporation and thereafter Mr. Johnson served as Area Chief Financial Officer to PepsiCo, Inc.  During the previous five years, he worked as an accountant with Arthur Andersen & Co. and served as a finance officer in the United States Army.  Mr. Johnson holds a B.A. in Economics and Accounting from St. John’s University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth the cash and non-cash compensation for the years ended October 31, 2005, 2004 and 2003 earned by, or awarded to Mr. Young who served as the Chief Executive Officer of the Company and the only other executive officer of the Company whose total cash compensation exceeds $100,000 (“Named Executive Officers”) in 2005.

					Long Term Compensation
		Annual Compensation			Restricted	Securities	All Other
Name and Principal Position	Period/ Year	Salary	Bonus	Other Annual Compensation	Stock Award ($)	Underlying Options (#)	Compensation (1)

Rodney A. Young(2)	2005	$236,154	$34,000	$—	$—	50,000	$7,200
President and	2004	69,885	20,849	—	—	81,000	2,188
Chief Executive
Officer

Dale H. Johnson	2005	133,163	9,555	—	—	10,000	—
Chief Financial	2004	127,498	18,653	—	—	—	—
Officer	2003	122,269	38,177	—	—	27,800	—

(1)           Other compensation amounts represent an automobile allowance paid by the Company.

(2)           Mr. Young was appointed as a director, President and CEO of the Company effective November 1, 2004.  He served as Executive Vice President from July 6, 2004 to October 31, 2004.

Grants of Stock Options

The Company adopted the Angeion Corporation 2002 Stock Option Plan (“2002 Stock Option Plan”) on October 25, 2002, the effective date of the Plan of Reorganization.  During the year ended October 31, 2005, the Company granted 130,000 options to purchase the Company’s stock to employees and 85,000 options to directors, or in one case the director’s employer.  The following table provides information concerning grants of options to purchase the Company’s common stock made during the year ended October 31, 2005 to the Named Executive Officers.

Option/SAR Grants in the Year Ended October 31, 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% Of Total Options Granted to Employees in 2005	Exercise Price Per Share ($/share)	Expiration Date

Rodney A. Young	50,000	38.5	2.53	9/14/2015

Dale H. Johnson	10,000	7.7	2.53	9/14/2015

Exercises of Stock Options and Year-End Option Values

The following table provides information concerning option exercises during 2005 and the value of exercisable and unexercisable options held by Named Executive Officers as of October 31, 2005.  The value of unexercised in-the-money options is based on the closing price of Angeion common stock on October 31, 2005 of $2.26 per share, minus the exercise price, multiplied by the number of shares issuable upon exercise of the options.

Aggregated Option Exercises in the Year Ended October 31, 2005
And Year End Option Values

			Number of Securities Underlying Unexercised		Value of Unexercised In-
Name	Shares acquired on exercise	Value Realized	Options at		the-money Options at
			October 31, 2005 (#)		October 31, 2005 ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Rodney A. Young	—	—	107,000	24,000	—	$6,240

Dale H. Johnson	—	—	30,300	7,500	—	1,950

Employment and Change of Control Agreements

In June 2004, the Company entered into a written employment agreement with Rodney A. Young under which Mr. Young agreed to serve as Executive Vice President of the Company effective July 6, 2004.  Mr. Young also agreed to be appointed President and Chief Executive Officer beginning November 1, 2004.  In exchange for his service, Mr. Young currently receives an annual salary of $275,000, and is entitled to earn an annual cash bonus ranging from 22.5% to 100% of his annual salary and an over-achievement bonus of up to an additional 15% based upon achievement of certain objectives in a bonus plan established by the Board of Directors.  In addition, Mr. Young was entitled to a one-third pro rata payment under the Angeion three-year long-term incentive plan if payouts were earned under the plan in the three-year period ended October 31, 2005.  There were no payouts earned under the Angeion three-year long-term incentive plan.  Mr. Young was also elected as a member of the Board of Directors on November 1, 2004 and receives no additional compensation for this service.  Mr. Young’s employment agreement may be terminated upon 60 days written notice by either party, upon notice by the Company of termination “for cause” or upon the event of Mr. Young’s death or disability.  The agreement also contains a non-compete provision for one year after the termination of Mr. Young’s employment.

Each of Mr. Young and Mr. Johnson also has rights under respective change in control agreements with the Company.  Under each agreement, if the officer’s employment is terminated during a period of twenty-four months following a Change in Control of the Company (i) by the Company other than for Cause or death, or (ii) by the officer for Good Reason (as these terms are defined in the agreements), then the officer will be entitled to a lump sum payment equal to the yearly cash compensation paid to him in the year prior to termination, health insurance coverage and out placement assistance.  If the officer’s employment is terminated prior to the Change of Control, the officer also will be entitled to Change of Control benefits if the termination was a condition of the Change of Control or was at the request or insistence of a person related to the Change of Control.  If such a termination had occurred in fiscal 2005, the amount payable to Mr. Young pursuant to his agreement would have been approximately $270,000 and the amount payable to Mr. Johnson would have been approximately $152,000.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors establishes the compensation for executive officers of the Company and acts on such other matters relating to their compensation as it deems appropriate.  The Compensation Committee consists of three non-employee directors and typically meets one to four times per year.  The Compensation Committee held two meetings during fiscal 2005.  The current members of the Compensation Committee are Messrs. Angeloni (chair), Ehlen and Penn.  The Compensation Committee also administers, with respect to all eligible recipients, the Company’s stock option plan and determines the participants in such plan and the amount, timing and other terms and conditions of awards under the plan.

Compensation Philosophy and Objectives.  The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers, and the attainment of predetermined individual and corporate goals.  The primary objectives of the Company’s executive compensation program are to:

•      Reward the achievement of desired Company and individual performance goals;

•      Provide compensation that enables the Company to attract and retain key executives; and

•      Provide compensation opportunities that are linked to performance of the Company and that directly link the interests of executives with the interests of shareholders.

The Company’s executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size.  In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, both separately and in relation to other companies competing in the Company’s markets; the individual performance of each executive officer; historical compensation levels and stock option awards at the Company; and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives.  Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

Executive Compensation Program Components.  The Company’s executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options.  The elements of the compensation program are discussed more fully below.

Base Salary.  Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive, and the Company’s overall performance.  Base salaries for executives are evaluated and adjusted annually.  In connection with the Compensation Committee’s annual evaluations of participants in its executive compensation program, the Company has historically generally limited base salary increases to relatively small inflationary adjustments, unless larger increases were merited by performance or to keep compensation commensurate with other companies.

Bonuses.  The Company has an annual cash bonus plan that may also pay bonuses to executive officers as part of its executive compensation program.  The annual cash bonus plan is designed to reward executives when the Company achieves certain financial objectives and when other measurable objectives have met their predetermined goals.  These goals include financial elements such as earnings before interest, taxes, depreciation and amortization and total revenue.  While many aspects of performance can be measured in financial terms, the management team is also measured in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of operating plans and the development and management of employees.  All of these factors are collectively taken into account when determining the appropriate level of annual incentive awards.

During 2004 and 2005, the Company achieved predetermined financial and operational goals.  As a result, the executive officers and certain management members of the Company’s Medical Graphics subsidiary, including Messrs. Young and Johnson were paid cash bonuses for the Company’s performance in 2004 and 2005.  The bonuses paid with respect to fiscal 2005 were earned under the 2005 Management Incentive bonus Plan in recognition of the achievement of specified levels of revenues from the sales of cardiorespiratory diagnostic products and New Leaf health and fitness products.

Long-term Incentive Compensation.  Stock options are used to enable key executives to participate in a meaningful way in the success of the Company and to link their interests directly with those of the shareholders.  The number of stock options granted to executives is based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in the Company’s industry, the number of options previously granted, and individual and Company performance during the year.  The Company granted 215,000 options to purchase the Company’s stock to employees during the year ended October 31, 2005.  Messrs. Young and Johnson were granted 50,000 and 10,000 options to purchase the Company’s stock for 2005, respectively.  The Company granted 81,000 options to purchase the Company’s stock to employees during the year ended October 31, 2004.  All of these options were granted to Mr. Young.

In fiscal 2005, the Company also had in effect a three-year Long-Term Incentive Plan that expired on October 31, 2005.  There were no payouts made under this Plan.

Section 162(m).  The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies.  The Company does not believe it will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future.  Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

Members of the Compensation Committee:
Arnold A. Angeloni (Chair)	K. James Ehlen, M.D.	John C. Penn

OTHER INFORMATION

Shareholder Proposals for 2007 Annual Meeting

The Company anticipates holding its 2007 Annual Meeting on or about May 24, 2007 and anticipates mailing its materials on or about April 20, 2007.  The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company’s proxy material for the 2007 Annual Meeting of Shareholders no later than the close of business on December 22, 2006.

A shareholder who wishes to make a proposal for consideration at the 2007 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company.  The notice must be received no later than March 1, 2007.  If the notice is not timely, then the persons named on the Company’s proxy card for the 2007 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

The Annual Report of the Company for the year ended October 31, 2005, which includes the Company’s Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material.  Shareholders may also without charge obtain a copy of the Annual Report of the Company, which includes the Annual Report on Form 10-KSB, upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.  Copies of the Annual Report on Form 10-KSB, including exhibits and financial statement schedules, may also be obtained on the Company’s website www.angeion.com or the SEC’s website www.sec.gov.

Cost and Method of Solicitation

The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock.  The Company will reimburse them for reasonable out-of-pocket expenses.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit by telephone, electronic transmission or in person proxies.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2006 Annual Meeting.  However, if matters other than those referred to above should properly come before the 2006 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Rodney A. Young
Rodney A. Young
Director, President and Chief Executive Officer

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

ANGEION CORPORATION 2006 ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 25, 2006

2:30 p.m. Minnesota time

------------------------------------------------------------------------------------------------------------------------------------------------------------------

Angeion Corporation
350 Oak Grove Parkway	proxy
Saint Paul, Minnesota 55127-8599

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodney A. Young and Arnold A. Angeloni, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Angeion Corporation to be held at the Company’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota, on Thursday, May 25, 2006 at 2:30 p.m. Minneapolis, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Angeion Corporation held of record by the undersigned on March 31, 2006 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/angn/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 24, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Angeion Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors:	01 Arnold A. Angeloni	03 John C. Penn	☐	Vote FOR	☐	Vote WITHHELD
02 Dr. K. James Ehlen	04 Rodney A. Young	all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	A proposal to Ratify the Appointment of KPMG LLP as the Company’s
independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending October 31, 2006 and to perform
other accounting services as determined by the Company’s Audit Committee.	☐	For	☐	Against	☐	Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED
IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING
THE ENCLOSED ENVELOPE.

I plan to attend the meeting.	☐	Address Change? Mark Box	☐
Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on
Proxy. If held in joint tenancy, all persons must
sign. Trustees, administrators, etc., should include
title and authority. Corporations should provide
full name of corporation and title of authorized
officer signing the Proxy.